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                                                                    EXHIBIT 99.4
                           AUM TECH OF VIRGINIA, INC.

                                STOCK OPTION PLAN

        1. PURPOSE. The purpose of the Aum Tech of Virginia, Inc. Stock Option Plan (the "Plan") is to advance the growth and prosperity of Aum Tech of Virginia, Inc., a Virginia corporation, (the "Corporation") and its subsidiaries (if any) by providing selected employees, officers and directors with an additional incentive to contribute to the best interests of the Corporation. Without prejudice to other compensation programs approved from time to time by the Board of Directors (the "Board") and/or shareholders of the Corporation, such additional incentive is to be given to selected individuals by means of stock options provided for under the Plan. Stock options issued under the Plan shall be limited to "non-statutory" stock options, and shall not constitute "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

        2. ADMINISTRATION OF THE PLAN.

               (a) The Plan shall be administered by the Board unless and until such time as the Board delegates administration to a committee pursuant to subparagraph 2(c) (the "Committee"). Upon such date as the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall administer the Plan only if all of its members are disinterested persons. For the purposes of this paragraph 2, disinterested person shall mean a person who has not at any time within one year prior to the date in question participated in the Plan or any other plan of the Corporation or any of its subsidiaries entitling the participants therein to acquire stock or stock options of the Corporation; provided, however, that a disinterested person may participate in a plan that meets any of the exceptions contained in Rule 16b3(c)(2) as promulgated under the Exchange Act, as it may be amended from time to time.

               (b) The Board shall have the power, subject to, and within, the limits of the express provisions of the Plan:

                        (i) To determine from time to time which of the eligible persons shall be granted options under the Plan, the time or times within which all or portions of each option shall be vested, and the number of shares for which each option shall be granted.

                        (ii) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                        (iii) To prescribe the terms and provisions of each option granted (which need not be identical).

                        (iv) To amend the Plan as provided herein.



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                      (v) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Corporation.

               (c) The Board, by resolution, may delegate administration of the Plan (including, without limitation, the Board's powers under subparagraph 2(b)) to a Committee composed of not less than two (2) members, which committee, upon such time as the Corporation has a class of equity security registered under
Section 12 of the Exchange Act, will be constituted so as to permit the Plan to comply with Rule 16b-3 thereunder. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such constraints, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board at any time may remove members from or add members to the Committee or may abolish the Committee and revest in the Board the administration of the Plan. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

               (d) The interpretation and construction by the Board of any provisions of the Plan or of any option granted under it shall be final, and the interpretation or construction by any Committee appointed pursuant to subparagraph 2(c) of any such provisions or option shall also, unless otherwise determined by the Board, be final. No member of such Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under

        3. ELIGIBLE PARTICIPANTS. The Board or the Committee shall determine from time to time those officers, directors and employees of the Corporation and its subsidiaries to whom options shall be granted and, subject to the limitations and other provisions of the Plan, the amount thereof and the terms and conditions upon which such options or rights are granted and are vested.

        4. THE STOCK. The stock subject to the options and other provisions of the Plan shall be shares of the Corporation's authorized and unissued Common Stock, par value $0.01 per share (referred to herein as "Stock"), or reacquired Stock held in the treasury. The total number of shares of Stock that may be transferred pursuant to the exercise of stock options under the Plan shall not exceed in the aggregate 1,000,000 shares of Stock. Shares subject to options which terminate or expire prior to exercise, or are repurchased by the Corporation pursuant to the provisions of the Plan, shall be available for further option hereunder.

        Each option granted under this Plan shall be subject to the requirement that if at any time the Board or the Committee shall reasonably determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable in connection with the issue or transfer of shares subject thereof, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee. If reasonably required at any time by the Board or the Committee, an option may not be exercised until the optionee has delivered an investment letter to the Corporation containing the representations that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

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        5. TERMS AND CONDITIONS OF OPTIONS. All stock options granted pursuant to the Plan shall be in such form as the Board or the Committee shall from time to time determine, and shall be subject to the following terms and conditions:

               (a) Option Price. Unless otherwise determined by the Board or the Committee and such determination is expressly set forth in writing in the option granted to an optionee, the exercise price per share for Stock under any option granted pursuant to the Plan shall equal the Grant Book Value Per Share (as defined below). For purposes of the Plan, the "Grant Book Value Per Share" shall equal (i) the book value of the Corporation's assets less its liabilities (including contingent liabilities), on a consolidated basis including the Corporation's subsidiaries, as determined under the Corporation's normal and customary accounting methods as of the last day of the Corporation's monthly accounting period (which may or may not end as of the last day of a calendar month) immediately preceding the date of the grant of the option, and (ii) in the event any equity securities of the Corporation are then outstanding that have a senior liquidation or dividend preference to the Stock, such book value reduced by the greater of the aggregate issue price of such outstanding securities or, if applicable, the aggregate price on which such outstanding securities are required to be redeemed by the Corporation as provided under its Articles of Incorporation, and then (iii) the resulting number divided by the number of outstanding shares of Stock as of the date of grant of the option. Any determination of the foregoing book value based on the Corporation's internally-prepared management financial statements shall be final and binding as the exercise price per share for any options granted under the Plan.

               (b) Option Period. Unless otherwise determined by the Board or the Committee and such determination is expressly set forth in writing in the option granted to an optionee, the period during which an option may be exercised by such optionee shall be the fifteen (15) day period immediately following the cessation of employment or service in office of the optionee, as the case may be. Notwithstanding the foregoing, if such cessation is as a result of the Corporation's termination of the optionee's employment or service in office with cause, such option shall not be exercisable but instead shall be immediately terminated and of no force or effect.

        The exercise of an option granted under the Plan shall not affect the optionee's right or ability to exercise any other option granted under the Plan or any Other stock option plan of the Corporation or its subsidiaries.

               (c) Vesting. The Board or the Committee may determine that any option granted shall be fully vested immediately, or the Board or the Committee may prescribe installments in which any option granted shall vest. An option granted under the Plan shall be exercisable in accordance with the terms of the Plan only to the extent vested on the date of exercise.

               (d) Holding Period. Upon such time as the Corporation has a class of equity security registered under Section 12 of the Exchange Act, in order for the grant of an option under the Plan to be exempt from Section 16(b) of the Exchange Act, the optionee must make no disposition of the option (other than upon exercise) or the shares acquired pursuant to the exercise of the option, for a period of six (6) months after the date of grant of such option.

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        6. PAYMENT FOR STOCK. Payment for shares of Stock subject to options granted under the Plan shall be made by the optionee in the form of cash only. Payment shall be made in full upon the exercise of the option. Payment in currency or by check, bank draft, cashier's check or postal money order shall be considered payment in cash.

        7. NON-ASSIGNABILITY; DEATH OF OPTIONEE. The Plan is intended to permit participation in the growth and success of the Corporation only by selected officers, directors and employees of the Corporation and its subsidiaries. Consequently, no option shall be assignable or otherwise transferable, in whole or in part, without the prior written consent of the Board or the Committee, which consent may be withheld in the discretion of either. All options granted to an optionee shall immediately terminate upon the death of such optionee, to the extent not earlier expired or terminated.

        8. ADJUSTMENT UPON CHANGES IN STOCK. Subject to paragraph 10 below, the number and type of securities available for the granting of options under the Plan, and the number and type of securities and exercise price of outstanding options granted pursuant to the Plan, shall be adjusted by the Board or the Committee in an equitable manner to reflect changes in the capitalization of the Corporation, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares and change in corporate structure. In particular and not by way of limitation, no optionee shall have any right of approval or vote with respect to any merger, consolidation, reorganization or other change in corporate structure (including any such change relating to an acquisition of securities or assets of the Corporation), but rather each optionee shall be entitled only to such number and type of securities into which the Stock covered by such optionee's options are equitably adjusted. If any adjustment under this paragraph 8 would create a fractional share of Stock or other securities of the Corporation or another entity, or a right to acquire a fractional share of Stock or such other securities, such fractional share shall be disregarded and the number of shares available under the Plan and the number covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward. Any adjustment made by the Board or the Committee under this paragraph 8 shall be conclusive and binding on all affected persons.

        9. OPTION TO REPURCHASE.

                (a) If an optionee ceases to be employed by the Corporation or any of its subsidiaries (or for an optionee who is solely a director or officer, if such optionee ceases to serve in any such offices), whether due to death, permanent disability, resignation or any other reason, then the Corporation shall have the right and option (the "Repurchase Right"), but not the obligation, to purchase all or any of the shares of Stock acquired by such optionee through exercise of one or more options under the Plan. The Repurchase Right shall survive the cessation of employment or service of the optionee with the Corporation and/or its subsidiaries, and accordingly will apply to all Stock acquired from time to time through exercise of options under the Plan, regardless of the timing of any such exercise. The Repurchase Right shall be deemed to be exercised by the Corporation, automatically and without the need for any further action, as to all shares of Stock acquired by an optionee through exercise of options hereunder (regardless of the timing of such exercises), effective as of the latest date on which any option



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hereunder is exercised by the optionee or, if later, the date of cessation of the optionee's employment or service with the Corporation, unless, within thirty
(30) days following such date, the Corporation (as authorized by either the Board or the Committee) delivers written notice to the applicable optionee specifying that none of such shares, or a lesser number than all of such shares, will be repurchased. Upon expiration of such thirty (30) day period without delivery of any such notice, the exercise of the Repurchase Right as to all shares acquired by the optionee through exercise of options shall be deemed final and binding on the Corporation and the optionee. If a notice as described above is properly delivered within such thirty (30) day period, then the partial or non-exercise of the Repurchase Right shall be deemed final and binding on the Corporation and the optionee upon delivery of such notice to the optionee. Upon the full or partial exercise of the Repurchase Right, the shares of Stock as to which the Repurchase Right is exercised shall be deemed repurchased and redeemed by the Corporation automatically and without the need for any further action on the part of the Corporation, the applicable optionee or any other party. The Corporation shall be required to pay the entire purchase price for the Stock repurchased, as provided in subparagraph 9(b) below, by cash, corporate or certified check or wired funds, within ninety (90) days after the effective date of repurchase. If any such Stock repurchased is represented by one or more stock certificates, the optionee shall endorse for cancellation and deliver to the Corporation such stock certificates (or, if such stock certificates have been lost or destroyed, a lost stock affidavit in form and substance satisfactory to the Board or the Committee) within ten (10) days following the Corporation's exercise of the Repurchase Right. Notwithstanding the foregoing, the Corporation may elect to withhold payment for any Stock repurchased until such time as the optionee has endorsed or delivered such stock certificates (or lost stock affidavit), provided that the repurchase of such Stock shall be deemed consummated and effective despite such withheld payment.

               (b) The purchase price per share for any shares of Stock repurchased by the Corporation pursuant to any exercise of its Repurchase Right under this paragraph 9 shall equal the lesser of (i) the Grant Book Value Per Share, plus a rate of return of six percent (6%) per annum since the date of grant of the option by which such shares were acquired by the optionee or (ii) the Formula Value Per Share (as defined below) . The "Formula Value Per Share" shall equal (1) six (6) multiplied by the net income after taxes of the Corporation and its subsidiaries, on a consolidated basis as determined under the Corporation's normal and customary accounting methods, for the fiscal year of the Corporation ending on or most recently preceding the date of the Corporation's exercise of the Repurchase Right, and (11) in the event any equity securities of the Corporation are then outstanding that have a senior liquidation or dividend preference to the Stock, such resulting number reduced by the greater of the aggregate issue price of such outstanding securities or, if applicable, the aggregate price at which such outstanding securities are required to be redeemed by the Corporation under its Articles of Incorporation, and (111) the result divided by the number of outstanding shares of Stock as of the date of the Corporation's exercise of the Repurchase Right. Notwithstanding any of the foregoing, the purchase price per share for any shares of Stock repurchased by the Corporation pursuant to any exercise of its Repurchase Right under this paragraph 9 shall not be less than the Grant Book Value Per Share at which the repurchased shares were originally acquired by the applicable optionee.

               (c) If the Corporation exercises the Repurchase Right, the Corporation may elect not to issue a stock certificate to such optionee, and instead return any proceeds representing the option price to be paid for such Stock by the optionee, or waive the requirement


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that such proceeds be paid by the optionee. In such case, the Corporation shall pay the difference between the purchase price at which such Stock is repurchased by the Corporation as provided in subparagraph (b) above, less the option price at which the optionee was entitled to acquire such Stock by exercise of his option.

               (d) Stock certificates issued representing shares of Stock acquired by exercise of options under the Plan shall bear a restrictive legend regarding this paragraph 9, in such form as determined by the Board or Committee.

        10. PUBLIC OFFERING; ACQUISITION. Notwithstanding any other provision of this Plan, if the Corporation undertakes any underwritten public offering of the Stock or engages in a Nonaffiliated Acquisition (as defined below), then all options granted hereunder which have not previously terminated or expired, to the extent then vested, shall at the election of the Board or the Committee in its sole discretion (which election may be made differently with respect to different options, or different portions of options), (i) accelerate and become exercisable immediately prior to the consummation of such transaction or (ii) be converted into other securities of the Corporation (including but not limited to Stock or stock options issued under another plan) or, in the case of a Nonaffiliated Acquisition, securities of one or more of the acquiring or merging parties, in each case at such rate and upon such other terms as reasonably and in good faith determined by the Board of Directors or the Committee. In either of the above cases, the Repurchase Right of the Corporation established by paragraph 9 above shall terminate and be of no further force or effect, and consequently all shares of Stock acquired by exercise of such options, or all securities into which such options are converted, shall be free of the restrictions of paragraph 9 above. For purposes of this Plan, a "Nonaffiliated Acquisition" shall be deemed to occur if (1) all or substantially all the Corporation's assets are acquired in one or a series of related transactions other than in the ordinary course of business, (11) the Corporation is merged or consolidated with one or more other corporations or entities and the Corporation is not the surviving entity, or (111) as a result of any one or more transactions, a party who is not an existing shareholder of the Corporation as of the date of adoption of this Plan beneficially owns securities of the Corporation representing eighty percent (80%) or more of the combined voting power and value of the Corporation's outstanding securities; provided, that the party or parties acquiring such assets or Stock or merging or consolidating with the Corporation are not affiliated (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended) with the Corporation or any such existing shareholder prior to the transactions). The acceleration of exercisability of options and termination of the Corporation's Repurchase Right described above shall not affect any restrictions on exercise of options or assignment of Stock reasonably imposed by underwriters or other non-affiliated parties as a condition to consummating an underwritten public offering of the Stock or Nonaffiliated Acquisition, or imposed by subparagraph 5(d) above.

        11. AMENDMENT. The Board from time to time may amend this Plan, but except as provided above with respect to dilutions or other adjustments or mergers or share exchanges, or except with the approval of the Corporation's shareholders, may not (a) increase the aggregate number of shares available for option hereunder, (b) change the price at which options may be granted, (c) extend the maximum period during which an option may be exercised, or (d) change the eligibility requirements for options hereunder. Rights and obligations under any option


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granted before amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the optionee to which the option was granted.

        12. NO RIGHTS AS SHAREHOLDER. A participant in the Plan shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate to him representing shares acquired by valid exercise of an option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

        13. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

        14. NOTICES. Whenever notice is required or permitted to be given to a party under this Plan, such notice shall be in writing and shall be delivered either by personal delivery, by registered or certified mail, or by a nationally-recognized commercial delivery service, addressed to the Corporation at its principal offices and to any optionee at the optionee's address as it appears on the records of the Corporation. Any such notice shall be deemed to have been delivered on the date of personal delivery or on the date of deposit with the United States Post Office or applicable commercial delivery service, as shown on the postmark or other documentation of deposit.

        15. WITHHOLDING. Each optionee shall be responsible for all federal, state and local income taxes, social security taxes and other taxes arising from the optionee's exercise of any option under this Plan, and each optionee hereby authorizes the withholding from any cash compensation otherwise payable to the optionee by the Corporation or any of its subsidiaries such amounts as necessary for the Corporation or any such subsidiary to comply with its withholding obligations under applicable federal and state law. In the event there is no or insufficient cash compensation payable to an optionee from which to make required withholdings, the applicable optionee shall remit to the Corporation or the appropriate subsidiary the deficient withholding amount.

        16. PREVIOUS OPTIONS. The Plan shall apply to any stock option previously issued by the Corporation, unless the terms of such option specifically state that it is not to be governed by



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the Plan, and all such previously-issued options shall be subject to all terms, conditions and restrictions of the Plan.

        17. TERMINATION. This Plan shall terminate ten (10) years from the date of its adoption by the Board, unless sooner terminated by action of the Board. No option may be granted hereunder after a termination of the Plan, but such termination shall not affect the validity of any options then outstanding.

        The undersigned hereby certify that the Stock Option Plan of Aum Tech of Virginia, Inc. set forth above was duly approved by the Board of Directors and by the sole shareholder of the Corporation on March 14, 1996.

                                               AUM TECH OF VIRGINIA, INC.,
                                               a Virginia corporation


                                               By:
                                                   ---------------------------
                                                   Dean Dodrill, President


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